                                                                     EXHIBIT 1.2



                      [FORM OF UNDERWRITING AGREEMENT FOR
                          TRUST PREFERRED SECURITIES]

                            WEC CAPITAL TRUST [   ]


               [     ] TRUST PREFERRED SECURITIES, SERIES [    ]
         (liquidation amount $[    ] per preferred security) guaranteed
         on a junior subordinated basis by Wisconsin Energy Corporation

                             UNDERWRITING AGREEMENT

                                                                          [Date]

To the Underwriters set forth
on Schedule A hereto

Ladies and Gentlemen:

          WEC Capital Trust [   ], a statutory business trust formed under the
laws of the State of Delaware (the "Trust"), and Wisconsin Energy Corporation, a Wisconsin corporation, as depositor of the Trust and as guarantor (the "Company" and, together with the Trust, the "Issuers"), propose subject to the terms and conditions stated herein, that the Trust issue and sell to Underwriters named in
Schedule A hereto (the "Underwriters") an aggregate of [    ] [   ]% Trust
Preferred Securities, Series [ ] (liquidation amount $[ ] per preferred security) further set forth in Schedule B hereto representing beneficial interests in the Trust (the "Securities"), guaranteed on a junior subordinated basis by the Company as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement to
be dated [        ], [    ] (the "Guarantee") between the Company and The First
National Bank of Chicago, as trustee (the "Guarantee Trustee"). The Trust is to purchase, with the proceeds of the sale of the Securities to the Underwriters and the sale of its Common Securities (liquidation amount $[ ] per common security) (the "Common Securities") to the Company, an aggregate of $[ ] Corresponding Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") of the Company, to be issued pursuant to a securities resolution with respect to an indenture (the "Indenture") dated as of
[       ], [    ] between the Company and The First National Bank of Chicago, as trustee (the "Corresponding Debt Trustee"). The payments made by the Company on the Corresponding Junior Subordinated Debentures are established at a level sufficient to permit the Trust, upon receipt of such payments, to make payments on the Securities in accordance with their terms.

          The Issuers understand that the Underwriters propose to make a public offering of the Securities as soon as their representative or representatives (the "Representatives") deem advisable after this Agreement has been executed and delivered.

          SECTION 1.  Representations and Warranties.

          (a) Representations and Warranties by the Issuers. Each of the Issuers jointly and severally represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) Compliance with Registration Requirements. The Issuers meet the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "1933 Act"). The Issuers have filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form (File No. 333-73137), which has become effective (including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), for the registration under the 1933 Act of the Securities. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with said Rule, and as amended at the date of this Agreement, including the exhibits thereto, is hereinafter called the "Registration Statement". The form of prospectus included in such Registration Statement is hereinafter called the "Basic Prospectus"; the form of prospectus supplement included in such Registration Statement, or, if the Company files with the Commission a subsequent prospectus supplement to be used in connection the issuance and sale of the Securities under the Prospectus in accordance with Rule 424(b) under the 1933 Act, such subsequent prospectus, is hereinafter called the "Prospectus Supplement"; and the Basic Prospectus, as supplemented by the Prospectus Supplement, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) is hereinafter called the "Prospectus". Any preliminary form of the Prospectus which has heretofore been filed pursuant to Rule 424(b) is hereinafter called the "Preliminary Prospectus". Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to
     Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "1934 Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the 1934 Act after the date of this

     Agreement, or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (ii) No Misstatements or Omissions. As of the date hereof, when the Prospectus is first filed or transmitted for filing pursuant to Rule 424(b) under the 1933 Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as then amended as of any such time, and the Prospectus, as then amended or supplemented as of such time, and each of the Trust Agreement (as defined below), the Indenture and the Guarantee will comply in all material respects with the applicable requirements of the 1933 Act, the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the 1934 Act and the respective rules and regulations thereunder (the "1934 Act Regulations") and (ii) neither the Registration Statement, as then amended as of such time, nor the Prospectus, as then amended or supplemented, as of such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the 1939 Act of the applicable trustees or (ii) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Prospectus.

          (iii) Status of Trust. The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware with the power and authority to enter into and perform its obligations under this Agreement, the Securities, the Common Securities and the Trust Agreement (as defined below) and to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and as described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Amended and Restated Trust Agreement (the "Trust Agreement") between the Company and the trustees named therein (the "Trustees") and the agreements and instruments contemplated by the Trust Agreement and the Prospectus.

          (iv) Authorization of Common Securities. The Common Securities have been duly authorized by the Trust and upon delivery by the Trust to the Company against payment therefor as described in the Prospectus, will be duly and validly issued and fully paid and non-assessable beneficial interests in the Trust and will conform to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (v) Authorization of Securities. The Securities have been duly authorized by the Trust, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable beneficial interests in the Trust and will conform in all material respects to the description thereof contained in the Prospectus; the issuance of the Securities is not subject to preemptive or other similar rights; and the holders of the Securities (the "Securityholders") will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware (subject to the obligations of the Securityholders under the Trust Agreement to make certain payments to the Trust to defray expenses such as any applicable transfer and stamp taxes and to provide security or indemnity in connection with the replacement of destroyed, lost or stolen certificates or in connection with directing the Property Trustee under the Trust Agreement to exercise its rights and powers at the request of Securityholders).

          (vi) Authorization of Company Agreements. The Guarantee, the Corresponding Junior Subordinated Debentures, the Trust Agreement and the Indenture (collectively, the "Company Agreements") have each been duly authorized by the Company and when validly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee, in the case of Trust Agreement, by the Trustees and, in the case of the Indenture, by the Corresponding Debt Trustee, and, in the case of Corresponding Junior Subordinated Debentures, when validly issued by the Company and validly authenticated and delivered by the Corresponding Debt Trustee, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Trust Agreement, the Indenture and the Guarantee have been duly qualified under the 1933 Act, as amended; the Corresponding Junior Subordinated Debentures are entitled to the benefits of the Indenture; and the Company Agreements will conform to the descriptions thereof in the Prospectus.

          (vii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Issuers.

          (viii) Absence of Defaults and Conflicts. None of the Company, the Trust or any "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X (each a "Subsidiary" and, collectively, the "Subsidiaries") and each of which is listed on Schedule C hereto) is in violation of its charter, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Trust or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Trust or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"); and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by each of the Trust and the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Trust or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company, the Trust or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Trust or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Trust or any Subsidiary.

          (ix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by each of the Issuers of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or made or as may be required under the 1933 Act or the rules and regulations of the Commission thereunder (the "1933 Act Regulations") or state securities laws and except for the qualification of the Trust Agreement, the Indenture and the Guarantee under the 1939 Act.

          (x) Investment Company Act. Each of the Issuers is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").


          (b) Officer's Certificates. Any certificate signed by any officer of the Company, any of its Subsidiaries or the Trust delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Trust to each Underwriter as to the matters covered thereby.

          SECTION 2. Sale and Delivery to Underwriters; Closing.

          (a) Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuers agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Issuers, at the price and with the terms set forth in Schedule B, the number of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b) Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of the Representatives, or at such other place as shall be agreed upon by the Representatives and the Company at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

          Payment shall be made to the Trust by wire transfer of immediately available or next day funds as set forth in Schedule B to a bank account(s) designated by the Trust against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase.

          (c) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The certificates for the Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

          SECTION 3. Covenants of the Issuers. Each of the Issuers jointly and severally covenants with each Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests. Subject to Section 3(b), it will prepare the Prospectus in a form approved by the Representatives and file such Prospectus (pursuant to Rule 424(b) within the time prescribed under Rule 424(b) or Rule 430(A)(3), as the case may be) and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. It will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. It will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. It will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to the Prospectus, whether pursuant to the 1933

     Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

          (c) Delivery of Registration Statements. It has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, two originally signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and two originally signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. It has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus relating to the Securities as such Underwriter reasonably requested, and it hereby consents to the use of such copies for purposes permitted by the 1933 Act. It will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. It will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Issuers, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, it will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and it will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) Blue Sky Qualifications. It will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement; provided, however, that it shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which they are not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which they are not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, it will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

          (g) Rule 158. It will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. It will cause the net proceeds received by the Trust from the sale of the Securities to be used in the manner specified in the Prospectus under "Use of Proceeds".

          (i) Listing. It will use its best efforts to cause the listing of the Securities on any such stock exchange or exchanges as are set forth in Schedule B hereto.

          (j) Restriction on Sale of Securities. During a period of 30 days following the Closing Time, it will not, without the prior written consent of the Representatives, sell or contract to sell or announce the offering of, any securities of either of the Issuers with characteristics and terms similar to those of the Securities.

          (k) Reporting Requirements. During the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, the Company will file or cause to be filed all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          SECTION 4. Payment of Expenses.

          (a) Expenses. The Issuers will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits and the Form T-1) as originally filed and of each amendment thereto, (ii) the preparation, printing, reproduction and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture, the Trust Agreement, the Guarantee and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Issuers' counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (vi) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus and of the Prospectus and any amendments or supplements thereto,
(vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities,
(viii) any fees payable in connection with the rating of the Securities, (ix) the fees and expenses incurred in connection with the listing, if applicable, of the Securities on any such exchange or exchanges as are listed on Schedule B hereto, (x) all fees and expenses of trustees, and (xi) the fees and expenses incident to the performance of the Issuers' other obligations hereunder.

          (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Issuers shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Issuers contained in Section 1(a) hereof or in certificates of any officer of the Issuers or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by each of the Issuers of its respective covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof; and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission.

          (b) Opinion of Counsel for Company and Trust. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of (i) Quarles & Brady LLP, counsel for the Issuers, to the effect set forth in Exhibit A-1 hereto and (b) Sally R. Bentley, Esq., Counsel for the Issuers to the effect set forth in Exhibit A-2 hereto, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Wisconsin and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Trust and the Company's Subsidiaries, certificates of representatives of the applicable trustees and certificates of public officials. In rendering its opinion, Quarles & Brady LLP may rely as to the exempt status of the Company under the Public Utility Holding Company Act, upon the opinion of Sally R. Bentley, Esq.

          (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Cahill Gordon & Reindel, the counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters with respect to such matters as the Representatives may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, the Trust and the Company's Subsidiaries, certificates of representatives of the applicable Trustees and certificates of public officials.

          (d) Opinion of Special Delaware Counsel. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Morris, Nichols, Arsht & Tunnell, special Delaware counsel for the Issuers, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Trust, the Company and the Company's Subsidiaries, certificates of representatives of the applicable trustees and certificates of public officials.

          (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Trust and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are, to the knowledge of such officers, contemplated by the Commission.

          (f) Trust Performance. The Trust shall have performed all of its obligations under this Agreement which are to be performed by the terms hereof at or before the Closing Time.

          (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from the Company's independent public accountants a letter dated such date, in form and substance satisfactory to the Representatives (substantially in the form of Annex A hereto), together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (h) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from the Company's independent public accountants a letter, dated as of Closing Time, together with signed or reproduced copies of such letter for each of the other Underwriters and addressed to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (i) Maintenance of Rating. At Closing Time, the Securities shall be rated by each of Moody's Investor's Service Inc. and Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. as set forth in Schedule B hereto. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's debt securities by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that is has under surveillance or review its rating of the Securities or any of the Company's other debt securities.

          (j) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on such exchange or exchanges as are listed on Schedule B hereto, subject only to official notice of issuance.

          (k) Additional Documents. At Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Issuers in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Issuers at any time at or prior to Closing Time and such termination shall be without liability of any party to any other party except as provided in
     Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

          SECTION 6. Indemnification.

          (a) Indemnification of Underwriters. Each of the Issuers agrees jointly and severally to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Issuers; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (i) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or al-leged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) and (ii) such indemnity with respect to any Preliminary Prospectus or the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased the Securities which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus, as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of the Securities to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a material fact contained in any Preliminary Prospectus or the Prospectus was corrected in the Prospectus (or the Prospectus, as amended or supplemented). This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.

          (b) Indemnification of Issuers, Trustees, Directors and Officers.
Each Underwriter severally agrees to indemnify and hold harmless the Issuers, their respective directors or trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls either of the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Issuers by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Issuers. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          SECTION 7.  Contribution.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

          The relative benefits received by the Issuers on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting ex-penses) received by the Issuers and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

          The relative fault of the Issuers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers or by an Underwriter in writing through the Representatives and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

          Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company or trustee of the Trust, each officer of the Company or the Trust who signed the Registration Statement, and each person, if any, who controls either of the Issuers within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as Issuers. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

          SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Trust, Company or any Subsidiaries of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Issuers, and shall survive delivery of the Securities to the Underwriters.

          SECTION 9.  Termination of Agreement.

          (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Issuers, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise or the Trust, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited (other than to provide for an orderly market), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

          (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

          SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such principal amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of the Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the aggregate principal amount of the Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

          In the event of any such default which does not result in a termination of this Agreement either (i) the Representatives or (ii) the Issuers shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

          SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at the address set forth on Schedule B; notices to the Issuers shall be directed to them at 231 West Michigan Street, Milwaukee, Wisconsin 53201, attention of Chief Financial Officer.

          SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Issuers and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Issuers and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Issuers and their respective successors, and said controlling persons and officers, directors, trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13.  GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

          SECTION 14. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Issuers and the Underwriters.

                              Very truly yours,

                              WISCONSIN ENERGY CORPORATION

                              By:  ___________________________________
                                   Name:
                                   Title:

                              WEC CAPITAL TRUST [                ]

                              By:  ___________________________________
                                   Name:
                                   Title:


The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

[NAME(S) OF REPRESENTATIVE(S)]


By: ____________________________
    Authorized Signatory

For itself and the other Under-
 writers, if any, named in
 Schedule A to the foregoing
 Agreement

                                   SCHEDULE A

                          WEC CAPITAL TRUST [       ]


                                                                        Number of
                                                                        Preferred
                               Underwriter                              Securities
                               -----------                              ----------
                                                                   $








Total............................................................  $
                                                                   =====================

                                   SCHEDULE B

                          WEC CAPITAL TRUST [        ]

          Title:  [  %] Trust Preferred Securities, Series [   ].

          Liquidation Amount [at Maturity]:  $           (liquidation amount $[
] per preferred security).

          Distributions:  [  % per annum, from           ,      , payable
[quarterly] on          ,         ,           and         , commencing
,     , to holders of record on the preceding  on          ,         ,
or           , as the case may be.]

          Maturity:           ,       .

          Optional Redemption:

          Sinking Fund:

          Listing:

          Rating:            Moody's Investor's Service Inc.:
                             Standard & Poor's Ratings Group:

          Purchase Price:   % of liquidation amount, plus accrued distributions
[, if any,] from              ,             .

          Expected Reoffering Price:    % of liquidation amount, subject to
change by the [Representative[s] [Underwriters].

          Closing:           A.M. on      ,  , at the offices of [  ], [[in New
York] [Chicago] Clearing House (next day)] [Federal (same day)] funds.

          Settlement and Trading: [Physical certificated form.] [Book-Entry Only via the Depository Trust Company ("DTC"). The Securities [will] [will not] trade in DTC's Same Day Funds Settlement System.]

          Notices: Notices to be given to the Underwriters should be directed to the Representatives as follows:

The respective numbers of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

                                   SCHEDULE C

                          WISCONSIN ENERGY CORPORATION


                        List of Significant Subsidiaries

                                                                     Exhibit A-1

                      FORM OF OPINION OF ISSUERS' COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

          Capitalized terms used herein shall have the same definitions as set forth in the underwriting agreement (the "Agreement") to which this Exhibit A is attached.

          (i) The Company has been duly incorporated and is validly existing as a corporation in active status under the laws of the State of Wisconsin.

          (ii) The Agreement has been duly authorized, executed and delivered by the Company.

          (iii) The Guarantee, the Corresponding Junior Subordinated Debentures, the Trust Agreement and the Indenture have each been duly authorized by the Company and when validly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee, in the case of Trust Agreement, by the Trustees and, in the case of the Indenture, by the Corresponding Debt Trustee, and, in the case of Corresponding Junior Subordinated Debentures, when validly issued by the Company and validly authenticated and delivered by the Corresponding Debt Trustee, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Trust Agreement, the Indenture and the Guarantee have been duly qualified under the 1939 Act; the Corresponding Junior Subordinated Debentures are entitled to the benefits of the Indenture; and the Company Agreements conform in all material respects to the descriptions thereof in the Prospectus.

          (iv) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

          (v) The Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and the Statements of Eligibility on Form T-1 of the applicable trustees, as to which we express no opinion) appear on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act.

          (vi) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, appear on their face to comply as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

          (vii) To the best of our knowledge, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations and the 1939 Act, which have been obtained or made, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Agreement or for the offering, issuance, sale or delivery of the Securities.

          (viii) Neither the Company nor the Trust is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

          (ix) The Trust Agreement, the Indenture and the Guarantee have been duly qualified under the 1939 Act.

          (x) The Securities, the Common Securities, the Guarantee and the Corresponding Junior Subordinated Debentures conform as to legal matters in all material respects to the statements concerning them in the Prospectus.

          (xi) The statements made in the Prospectus under the caption "United States Taxation" to the extent they matters of law or legal conclusions, have been reviewed by such counsel and are accurate and correct in all material respects and fairly present the information set forth therein, and that the Trust will be characterized for United States federal income tax purposes as a grantor trust and will not be taxable as a corporation.

          We have participated in conferences with officers and other representatives of the Issuers, representatives of the Underwriters and representatives of the independent public accountants for the Issuers at which conferences the contents of the Prospectus and the Registration Statement and related matters were discussed and, although we have not independently verified, are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as otherwise indicated above), we advise you that, on the basis of the foregoing (relying as to materiality to the extent we deem appropriate upon the opinions of officers and other representatives of the Issuers), no facts have come to our attention that lead us to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no comment with respect to the Forms T-1 or the financial statements, including the notes thereto, or any other financial or statistical data found in or derived from the internal accounting and other records of the Company and its Subsidiaries set forth or referred to in the Registration Statement or the Prospectus).

          In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Trust, the Company and its Subsidiaries, representatives of the applicable trustees and public officials. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Wisconsin and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives.
Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                     Exhibit A-2

                      FORM OF OPINION OF ISSUERS' COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

          Capitalized terms used herein shall have the same definitions as set forth in the underwriting agreement (the "Agreement") to which this Exhibit A is attached.

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wisconsin.

     (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement.

     (iii) Each Subsidiary set forth on Schedule C to the Agreement has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted) and, to the best of our knowledge, is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; to the best of our knowledge, none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

     (iv) The Agreement has been duly authorized, executed and delivered by the Company.


     (v) The Guarantee, the Corresponding Junior Subordinated Debentures, the Trust Agreement and the Indenture have each been duly authorized by the Company and when validly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee, in the case of Trust Agreement, by the Trustees and, in the case of the Indenture, by the Corresponding Debt Trustee, and, in the case of Corresponding Junior Subordinated Debentures, when validly issued by the Company and validly authenticated and delivered by the Corresponding Debt Trustee, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Trust Agreement, the Indenture and the Guarantee have been duly qualified under the 1939 Act, as amended; the

Corresponding Junior Subordinated Debentures are entitled to the benefits of the Indenture; and the Company Agreements conform in all material respects to the descriptions thereof in the Prospectus.

     (vi) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     (vii) The Registration Statement, the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and the Statements of Eligibility on Form T-1 of the applicable trustees, as to which we express no opinion) appear on their face to comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act.

     (viii) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, appear on their face to comply as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

     (ix) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

     (x) All descriptions in the Registration Statement of written contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (xi) To the best of our knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

     (xii) To the best of our knowledge, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations and the 1939 Act, which have been obtained or made, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Agreement or for the offering, issuance, sale or delivery of the Securities.

     (xiii) The execution, delivery and performance of the Agreement and the Company Agreements and the consummation of the transactions contemplated in the Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by each of the Company and the Trust with its obligations under the Agreement and the Company Agreements do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or similar event under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any written contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

     (xiv) Neither the Company nor the Trust is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

     (xv) The Trust Agreement, the Indenture and the Guarantee have been duly qualified under the 1939 Act.

     (xvi) The Securities, the Common Securities, the Guarantee and the Corresponding Junior Subordinated Debentures conform as to legal matters in all material respects to the statements concerning them in the Prospectus.

     (xvii) The Company is exempt from the provisions of the Public Utility Holding Company Act of 1935, as amended (the "Public Utility Holding Company Act"), except Section 9(a)(2) thereof relating to the acquisition of securities of other public utility companies.

          We have participated in conferences with officers and other representatives of the Issuers, representatives of the Underwriters and representatives of the independent public accountants for the Issuers at which conferences the contents of the Prospectus and the Registration Statement and related matters were discussed and, although we have not independently verified, are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as otherwise indicated above), we advise you that, on the basis of the foregoing (relying as to materiality to the extent we deem appropriate upon the opinions of officers and other representatives of the Issuers), no facts have come to our attention that lead us to believe that the Registration Statement or any amendment thereto, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no comment with respect to the Forms T-1 or the financial statements, including the notes thereto, or any other financial or statistical data found in or derived from the internal accounting and other records of the Company and its Subsidiaries set forth or referred to in the Registration Statement or the Prospectus).

          In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Trust, the Company and its Subsidiaries, representatives of the applicable trustees and public officials. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Wisconsin and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives.
Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                       Exhibit B

                      FORM OF OPINION OF DELAWARE COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(d)

          Capitalized terms used herein shall have the same definitions as set forth in the underwriting agreement (the "Agreement") to which this Exhibit B is attached.

          (i) The Trust is a duly formed and validly existing statutory business trust in good standing under the Business Trust Act of the State of Delaware with the business trust power and authority to enter into and perform its obligations under this Agreement, the Securities, the Common Securities and the Trust Agreement and to own property and conduct its business as described in the Prospectus.

          (ii) Under the Delaware Business Trust Act and the Trust Agreement, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary business trust action on the part of the Trust.

          (iii) The Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees, in accordance with its terms, subject, as to enforcement, to the effect upon the Trust Agreement of (a) bankruptcy, insolvency, moratorium, receivership, liquidation, fraudulent conveyance, reorganization and other similar laws relating to or affecting the remedies and rights of creditors,
     (b) general principles of equity (regardless of whether considered or applied in a proceeding in equity or at law), (c) considerations of public policy or the effect of applicable law relating to fiduciary duties, and
     (iv) principles of course of dealing or course of performance and standards of good faith, fair dealing, materiality or reasonableness that may be applied by a court to the exercise of rights or remedies.

          (iv) The Common Securities have been duly authorized for issuance by the Trust and upon issuance and delivery by the Trust to the Company against payment therefor as described in the Trust Agreement, will be duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable beneficial interests in the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights under the Trust Agreement or the Business Trust Act provide that such counsel may note that the holders of Common Securities may be required to make payment or provide indemnity or security as set forth in the Trust Agreement.

          (v) The Securities have been duly authorized for issuance by the Trust, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable beneficial interests in the Trust; the issuance of the Securities is not subject to preemptive or other similar rights under the Trust Agreement or the Business Trust Act; and the Securityholders will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel need express no opinion as to any holder of a Security that is, was or becomes a named Trustee of the Trust. Such counsel may note that the holders of the Securities may be required to make payment or provide indemnity or security as set forth in the Trust Agreement.

          (vi) The issuance and sale by the Trust of the Securities and the Common Securities, the execution, delivery and performance by the Trust of the Agreement, the consummation by the Trust of the transactions contemplated therein and the compliance by the Trust with its obligations thereunder do not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Trust Agreement or (b) any applicable Delaware law or Delaware administrative regulation.

          (vii) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, no authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely as a result of the issuance and sale of the Securities, the consummation by the Trust of the transactions contemplated herein or the compliance by the Trust of its obligations hereunder, except such as have been obtained and such as may be required by the securities laws of the State of Delaware (as to which such counsel need express no opinion);

          (viii) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, and assuming that the Trust is treated as a grantor trust for federal income tax purposes and that the holders of the Securities are viewed for federal income tax purposes as owners of either all of, or their liquidation and accrued but unpaid share of, the Corresponding Subordinated Debt Securities held by the Trust, the Securityholders (other than those holders of the Securities, or persons who are partners or S corporation shareholders for federal income tax purposes in such holders of Securities, who reside or are domiciled in the State of Delaware or who are otherwise subject to income taxation in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware (in rendering the opinion expressed in this paragraph
     (viii),
     such counsel need express no opinion concerning the securities laws of the State of Delaware).

                                                                         Annex A

          FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)

We are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations

          (i) in our opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and
     the published rules and regulations thereunder;          [          ]

          (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim consolidated financial statements of the Company for the three month periods ended ____________ and ____________ , the three and six month periods ended ____________ and ____________ and the three and nine month periods ended ____________ and ____________, included or incorporated by reference in the Registration Statement and the Prospectus (collectively, the "10-Q Financials") , a reading of the unaudited interim consolidated financial statements of the Company for the _____-month periods ended ____________ and ____________, included in the Registration Statement and the Prospectus (the "____-month financials") , a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the stockholders and directors of the Company and its subsidiaries and the ____________ and ____________ Committees of the Company's Board of Directors and any subsidiary committees since day after end of last audited period, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, a review of interim financial information in accordance with standards established by the American Institute of Certified Public Accountants in Statement on Auditing Standards No. 71, Interim Financial Information ("SAS 71"), with respect to the description of relevant periods and such other inquiries and procedures as may be specified in such letter, nothing came to our attention that caused us to believe that:

               (A) the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations applicable to unaudited financial statements included in Form 10-Q or any material modifications should be made to the 10-Q Financials incorporated by reference in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

               (B) the _____-month financials included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations applicable to unaudited interim financial statements included in registration statements or any material modifications should be made to the _____-month financials included in the Registration Statement and the Prospectus for them to be in conformity with generally accepted accounting principles;

               (C) at ____________ and at a specified date not more than five days prior to the date of this Agreement, there was any change in the Shareholders' Equity of the Company and its subsidiaries or any decrease in the Total Current Assets of the Company and its subsidiaries or any increase in the Long -term Debt of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheet included in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

               (D) for the period from ____________ to ____________ and for the period from ____________ to a specified date not more than five days prior to the date of this Agreement, there was any decrease in Net Sales, Earnings Before Extraordinary Loss or Net Earnings, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur;

          (iii) based upon the procedures set forth in clause (ii) above and a reading of the Selected Financial Data included in the Registration Statement and a reading of the financial statements from which such data were derived, nothing came to our attention that caused us to believe that the Selected Financial Data included in the Registration Statement do not comply as to form in all material respects with the disclosure requirements of Item 301 of Regulation S-K, that the amounts included in the Selected Financial Data are not in agreement with the corresponding amounts in the audited consolidated financial statements for the respective periods or that the financial statements not included in the Registration Statement from which certain of such data were derived are not in conformity with generally accepted accounting principles;

          (iv) we have compared the information in the Registration Statement under selected captions with the disclosure requirements of Regulation S-K and, on the basis of limited procedures specified herein, nothing came to our attention that caused us to believe that this information does not comply as to form in all material respects with the disclosure requirements of Items 302, 402 and 503(d), respectively, of Regulation S-K;

          (v) based upon the procedures set forth in clause (ii) above, a reading of the unaudited financial statements of the Company for the most recent period that have not been included in the Registration Statement and a review of such financial statements in accordance with SAS No. 71, nothing came to our attention that caused us to believe that the unaudited amounts for Net Sales, Net Earnings or Shareholders' Equity for the most recent period do not agree with the amounts set forth in the unaudited consolidated financial statements for those periods or that such unaudited amounts were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements;

          [(vi) we are unable to and do not express any opinion on the Pro Forma Combining Statement of Operations (the "Pro Forma Statement") included in the Registration Statement or on the pro forma adjustments applied to the historical amounts included in the Pro Forma Statement; however, for purposes of this letter we have:

          (A) read the Pro Forma Statement;

          (B) performed a review in accordance with SAS No. 71 of the financial statements to which the pro forma adjustments were applied;

          (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the Pro Forma Statement complies as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X;

          (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statement;

     on the basis of such procedures and such other inquiries and procedures as specified herein, nothing came to our attention that caused us to believe that the Pro Forma Statement included in the Registration Statement does not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;] and

          (vii) in addition to the procedures referred to in clause (ii) above, we have performed other procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which are specified herein, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company.